UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2015

ALTRA INDUSTRIAL MOTION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 917-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Altra Industrial Motion Corp. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 30, 2015. At the Annual Meeting, the stockholders:
(1)    elected all of the seven (7) nominees to serve as directors of Altra;

(2)	ratified the selection of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2015; and

(3)	approved an advisory vote to approve Altra’s 2014 named executive officer compensation .
The results for each matter voted on by the stockholders at the Annual Meeting were as follows:
Proposal 1. Election of Directors:

	Shares "For"	Shares "Withheld"	Broker non-votes
Edmund M. Carpenter	24,940,036	149,131	291,821
Carl L. Christenson	24,379,632	709,535	291,821
Lyle G. Ganske	24,924,483	164,684	291,821
Michael S. Lipscomb	24,926,150	163,017	291,821
Larry McPherson	24,615,210	473,957	291,821
Thomas W. Swidarski	24,954,823	134,344	291,821
James H. Woodward Jr.	24,972,381	116,786	291,821
Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	24,603,024
Shares “Against”	468,340
Shares “Abstain”	309,624
Broker Non-Votes	N/A
Proposal 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	24,040,990
Shares “Against”	1,042,677
Shares “Abstain”	5,500
Broker Non-Votes	291,821

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALTRA INDUSTRIAL MOTION CORP.

/ s/ Glenn Deegan
Name: Glenn Deegan
Title: Vice President, Legal and Human Resources, General Counsel and Secretary
Date: May 5, 2015